UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

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(Name of Registrant as Specified In Its Charter)

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                                                                                      The Gabelli Global Multimedia Trust Inc.
One Corporate Center
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5098
www.gabelli.com
info@gabelli.com

For information:
Jeffrey M. Farber
EVP and CFO
GAMCO Investors, Inc.
(914) 921-5147
Carter Austin
(914) 921-5475

PRESS RELEASE

FOR IMMEDIATE RELEASE
Rye, New York                                                                                                                                                                             NYSE – GGT
May 19, 2010                                                                                                                                                                               CUSIP – 36239Q109

Gabelli Fund Believes that Hedge Fund Advisor Western Investment is
Violating Intent of Congress’ Anti-Pyramiding Law

Rye, NY -- The Gabelli Global Multimedia Trust Inc. (the “Fund”) believes that Western Investment and the hedge funds it controls have violated certain provisions of the Investment Company Act of 1940.  Mr. Arthur Lipson, who controls Western Investment, has acquired control, in aggregate, of 7% of the outstanding common shares of the Fund through the “backdoor”.  By owning shares of the Fund in several different hedge funds, Mr. Lipson has attempted to circumvent the federal anti-pyramiding law that provides that any “investment company” may not own more than 3% of the outstanding shares of a closed end fund.  The Fund believes the SEC should use its authority to review this issue.

The Gabelli Global Multimedia Trust Inc. is a non-diversified, closed-end management investment company with $145 million in total net assets whose primary investment objective is long-term growth of capital.  The Fund is managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc. (NYSE:GBL), which is a publicly traded NYSE listed company.

THE FUND AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FUND’S SOLICITATION OF PROXIES FOR ITS 2010 ANNUAL MEETING OF SHAREHOLDERS (THE “ANNUAL MEETING”).  INFORMATION REGARDING THE INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE SOLICITATION WILL BE INCLUDED IN THE PROXY STATEMENT FILED BY THE FUND WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING.

THE FUND STRONGLY ADVISES ALL SHAREHOLDERS TO READ ITS PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.